Exhibit 10.29A

PROMISSORY NOTE

$100,000.00	May 17, 2012

FOR VALUE RECEIVED, the undersigned, First Choice Medical Group of Brevard, LLC, a Delaware limited liability company ("Borrower") promises to pay to the order of HS Real Company, LLC, a Delaware limited liability company ("Lender"), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), or such sum as is then outstanding, together with interest from the date hereof at the applicable interest herein after set forth. Said principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts at the time of payment, said principal and interest to be paid over a term, at the times, and in the manner following, to-wit:

Interest shall accrue on the unpaid principal amount hereof from time to time outstanding at the fixed rate of one percent (1%) per month. Interest shall be calculated on the basis of a three hundred sixty (360) day year and charged for the actual number of days elapsed in an interest period. In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Borrower or received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender, in writing, that the Borrower elects to have such excess returned to it for its worth.

On October 31, 2012 (herein referred to as the "Maturity Date"), all outstanding principal, accrued and unpaid interest, and any and all other sums due hereunder shall be paid by Borrower to Lender,

It is expressly understood and agreed that this Note constitutes a loan equal to the amount hereof, which is available to the Borrower.

This Note may be prepaid in whole at any time or in part from time to time without penalty. Each such prepayment shall be applied first to accrued, but unpaid, interest, and then to principal.

The Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, accept or collect any interest greater than the highest legal rate of interest which may be charged under the laws of the State of New York. If, from any circumstances whatsoever, fulfillment of any provision of this Note, at the time performance of said provision shall be due, shall involve transcending the limit of validity prescribed by the statutes of the State of New York governing usury or any other law of the State of New York, then, ipso, facto. the obligation to be fulfilled shall be reduced to the limit of such validity so that in no event shall exaction be possible under this Note in excess of the limit of such validity, but such obligation shall be fulfilled to the limit of such validity. If, under any circumstances whatsoever, interest in excess of the limit of such validity will have been paid by the Borrower in connection with the indebtedness evidenced by tins Note, such excess shall be applied to the unpaid and outstanding principal due under tins Note, and not to the payment of interest. The provisions of this paragraph shall control every other provision of all other agreements executed by Borrower or Lender in connection with this transaction.

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It is agreed that any sums which shall not be paid when due, whether maturing by lapse of time or by reason of acceleration, whether principal or interest, shall bear interest at the highest rate allowed by law or at twelve percent (12%) per annum, whichever is less, until paid.

Borrower understands and agrees that Borrower shall be liable for any and all document stamp taxes due in connection with the execution and delivery of this Note. Borrower agrees to pay same (including penalties, if any') immediately upon demand and agrees to indemnify Lender from, and hold Lender harmless against, any losses, costs, damages or expenses incurred by Lender in connection with same.

If an Event of Default, as understood and defined in the "Loan Agreement," be made in the payment of any of the sums or interest mentioned herein, or if an Event of Default be made in the performance of or compliance with any of the covenants and conditions contained herein, then in any or all of such events, at the option of the Lender and subject to the applicable notice and cure periods contained in the "Events of Default" section in the Loan Agreement, the entire amount of principal of this Note, together with all interest then accrued, shall become and be immediately due and payable. Failure on the part of the Lender to exercise any right granted herein shall not constitute a waiver of such right or preclude the subsequent exercise thereof

In the event this Note is placed in the hands of any attorney for collection, Borrower will pay, on demand, all reasonable costs and expenses arising therefrom, including, without limitation, reasonable attorneys' fees, together with all reasonable attorneys' fees, costs and expenses incurred by the Lender at or before the trial level and in any appellate or bankruptcy proceedings.

The maker, endorsers and guarantors hereof, if any, and all offers who may be or become liable for all or any part of the obligation represented by this Note, severally waive presentment for payment, protest, and notice of protest and non-payment, and consent to any number of renewals or extensions of time of payment hereof. Any such renewals or extensions of time may be made without notice to any of said parties and without affecting their liability. In addition, Lender may release any person or entity liable for the repayment of the indebtedness represented hereby without releasing any other person or entity obligated on or for the repayment of the indebtedness evidenced by this Note.

If and whenever this Note shall be assigned and transferred or negotiated, the holder hereof shall be deemed the "Lender" for all purposes under this Note.

This Note may not be changed orally, but only by all agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of New York, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note. Time is of the essence in interpreting the terms and provisions of this Note.

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The rights, remedies and powers of Lender, as provided in this Note, are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, any guarantor hereof and any other security given at any time to secure the payment hereof, all at the sole discretion of Lender.

Borrower hereby consents and agrees that, in any actions predicated upon this Note, venue is properly laid in New York, New York, and that New York courts shall have full jurisdiction to determine all issues arising out of or in connection with the execution and enforcement of this Note. Borrower waives to the fullest extent for itself, its successors and assigns and all persons now or at any time liable for payment of this Note, to the fullest extent permitted under the laws of the State of New York, any right, power, privilege or prerogative to demand a jury trial with respect to any and all issues arising out of or in connection with the execution, delivery and/or enforcement of t!J.is Note, (including but not limited to any claims, cross-claims or third party claims).

The terms “Borrower” as used herein in every instance shall include the Borrower’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies. If comprised of two or more persons or entities, all references to the "Borrower" shall be deemed to refer to each one of said persons or entities in their joint and several capacities. The term "Lender" as used herein in every instance shall include the Lender's successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and holders of this Note, either voluntarily by act of the parties or involuntarily by operation of law.

FIRST CHOICE

First Choice Medical Group of Brevard, LLC

/s/ Christian C. Romandetti

Christian C. Romandetti

Notice Address:

709 S. Harbor City Blvd, Suite 250

Melbourne, Florida 32901

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